E-393
Exhibit No. 12
Form 8-K
Headway Corporate Resources, Inc.
SEC File No. 0-23170

                       GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT (this "Guaranty Agreement" or this "Guaranty"), dated as of March 19, 1998, is made by EACH OF THE UNDERSIGNED (each a "Guarantor" and collectively the "Guarantors") to NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as agent (the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

                      W I T N E S S E T H:

     WHEREAS, the Secured Parties have agreed to provide to Headway Corporate Resources, Inc., a Delaware corporation (the "Borrower"), a certain revolving credit facility with a letter of credit sublimit pursuant to the Credit Agreement dated as of March 19, 1998 among the Borrower, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented or amended and restated, the "Credit Agreement"); and

     WHEREAS, each Guarantor is a Subsidiary of the Borrower and will materially benefit from the Loans and Advances to be made, and the Letters of Credit to be issued, under the Credit Agreement, and each Guarantor is willing to enter into this Guaranty Agreement to provide an inducement for the Secured Parties to make such Loans and Advances and issue such Letters of Credit thereunder;

     NOW, THEREFORE, in order to induce the Secured Parties to enter into the Credit Agreement and the other Loan Documents and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1. Guaranty. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Secured Parties the payment and performance in full of the Borrower's Liabilities (as defined below). For all purposes of this Guaranty Agreement, "Borrower's Liabilities" means: (a) the Borrower's prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents executed in connection with the Credit Agreement heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to any one or more of the Secured Parties, including without limitation principal, interest, premium or fee (including, but not limited to, loan fees and attorneys' fees and expenses); (b) the Borrower's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower under the Credit Agreement and all other Loan Documents executed in connection therewith; and (c) the Borrower's prompt payment in full, when due or declared due and at all such times, of all Hedging Obligations arising under Swap Agreements to which any Lender or its affiliates are a party. Each Guarantor's obligations to the Agent and the Lenders under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantors' Obligations"; provided, however, that the liability of each Guarantor individually with respect to the Guarantors' Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

     Each Guarantor agrees that it is jointly and severally, directly and primarily liable for the Borrower's Liabilities.

     2. Payment. If the Borrower shall default in payment or performance of any Borrower's Liabilities when and as the same shall become due, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence of any other Event of Default under the Credit Agreement that has not been cured or waived, then each Guarantor, upon demand thereof by the Agent or its successors or assigns, will, as of the date of the Agent's demand, fully pay to the Agent, for the benefit of the Secured Parties, subject to any restriction set forth in Section 1 hereof, an amount equal to all Guarantor's Obligations then due and owing.

     3. Unconditional Obligations. This is a guaranty of payment and not of collection. The Guarantors' Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of the validity, legality or enforceability of the Credit Agreement, the Notes or any other Loan Document or any other guaranty of the Borrower's Liabilities, and shall not be affected by any action taken under the Credit Agreement, the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between any Secured Party and the Borrower or any other person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Borrower's Liabilities, or by the release or other disposal of any Collateral or other security for any of the Borrower's Liabilities, or by the dissolution of the Borrower or the combination or consolidation of the Borrower into or with another entity or any transfer or disposition of any assets of the Borrower or by any extension or renewal of the Credit Agreement, any of the Notes or any other Loan Document, in whole or in part, or by any modification, alteration, amendment or addition of or to the Credit Agreement, any of the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between any Secured Party and the Borrower or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of any Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor; it being the purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors' Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

     4. Currency and Funds of Payment. Each Guarantor hereby guarantees that the Guarantors' Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower's Liabilities, or the rights of any Secured Party with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any or all of the Borrower's Liabilities.

     5. Events of Default. In the event that (a) any Guarantor shall file a petition to take advantage of any insolvency statute; (b) any Guarantor shall commence or suffer to exist a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or substantially all of its property; (c) any Guarantor shall file a petition or answer seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country; (d) a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Guarantor or of the whole or substantially all of its properties, or approve a petition filed against any Guarantor seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country, or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Guarantor or of the whole or substantially all of its properties and such order, judgment, decree, approval or assumption remains unstayed or undismissed for a period of sixty
(60) consecutive days; (e) there is commenced against any Guarantor any proceeding or petition seeking reorganization, arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which proceeding or petition remains unstayed or undismissed for a period of sixty (60) consecutive days; (f) there shall occur and be continuing an Event of Default under the Credit Agreement; (g) any default shall occur in the payment of amounts due hereunder; or (h) any other default in compliance with the terms hereof shall occur which remains uncured or unwaived for a period of thirty (30) days after the earlier of the date notice of such default is received by an officer of such Guarantor or the date an officer of such Guarantor otherwise has knowledge of such default (each of the foregoing an "Event of Default" hereunder), then notwithstanding any Collateral or other security that any Secured Party may possess from Borrower or any Guarantor or any other guarantor of the Borrower's Liabilities, or any other party, at the Agent's election and without notice thereof or demand therefor, so long as such Event of Default shall be continuing, the Guarantors' Obligations shall immediately become due and payable.

     6. Suits. Each Guarantor from time to time shall pay to the Agent for the benefit of the Secured Parties, on demand, at the Agent's place of business set forth in the Credit Agreement, the Guarantors' Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Agent or the Lenders or any of them may proceed to suit against any one or more or all of the Guarantors. At the Agent's election, one or more and successive or concurrent suits may be brought hereon by the Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other guarantor of the Borrower's Liabilities, or any other Person and whether or not the Agent or any Lender has taken or failed to take any other action to collect all or any portion of the Borrower's Liabilities.

     7. Set-Off and Waiver. Each Guarantor waives any right to assert against the Agent or any Lender as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Borrower, the Agent or the Lenders, without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. If at any time hereafter the Agent or any Lender employs counsel for advice or other representation to enforce the Guarantors' Obligations that arise out of an Event of Default, then, in any of the foregoing events, all of the reasonable attorneys' fees arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be jointly and severally paid by the Guarantors to the Agent, for the benefit of the Secured Parties, on demand. Each Guarantor agrees that the Agent and each Lender shall have a lien for all the Guarantors' Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or such Lender or otherwise in the possession or control of the Agent or such Lender (other than for safekeeping) for any purpose for the account or benefit of such Guarantor and including any balance of any deposit account or of any credit of such Guarantor with the Agent or such Lender, whether now existing or hereafter established, hereby authorizing the Agent and each Lender from and after the occurrence of an Event of Default giving rise to the Guarantors' Obligations at any time or times with or without prior notice to apply such balances or any part thereof to such of the Guarantors' Obligations to the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

     8.   Waiver; Subrogation.

     (a) Each Guarantor hereby waives notice of the following events or occurrences: (i) the Agent's acceptance of this
Guaranty  Agreement; (ii) the Lenders' heretofore,  now  or  from time to time hereafter loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to the Credit Agreement or the Notes or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) the Agent, the Lenders or the Borrower heretofore, now or at any time hereafter, obtaining, amending, substituting for, releasing, waiving or modifying the Credit Agreement, the Notes or any other Loan Documents; (iv) presentment, demand, notices of default, non-payment, partial payment and protest; (v) the Agent or the Lenders heretofore, now or at any time hereafter granting to the Borrower (or any other party liable to the Lenders on account of the Borrower's Liabilities) any indulgence or extensions of time of payment of the Borrower's Liabilities; and (vi) the Agent or the Lenders heretofore, now or at any time hereafter accepting from the Borrower or any other person, any partial payment or payments on account of the Borrower's Liabilities or any collateral securing the payment thereof or the Agent settling, subordinating, compromising, discharging or releasing the same. Each Guarantor agrees that the Agent and each Lender may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as the Agent or any Lender, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from the Guarantors' Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

     (b) Each Guarantor hereby agrees that payment or performance by such Guarantor of the Guarantors' Obligations under this Guaranty Agreement may be enforced by the Agent on behalf of the Secured Parties upon demand by the Agent to such Guarantor without the Agent being required, each Guarantor expressly waiving any right it may have to require the Agent, to
(i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Borrower's Liabilities, it being expressly understood, acknowledged and agreed to by each Guarantor that demand under this Guaranty Agreement may be made by the Agent, and the provisions hereof enforced by the Agent, effective as of the first date any Event of Default occurs and is continuing under the Credit Agreement, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Agent by the Borrower or any other Guarantor or other Person on account of the Borrower's Liabilities or any guaranty thereof. Neither the Agent nor any Lender shall have any obligation to protect, secure or insure any of the foregoing security interests, Liens or encumbrances on the properties or interests in properties subject thereto. The Guarantors' Obligations shall in no way be impaired, affected, reduced, or released by reason of the Agent's or any Lender's failure or delay to do or take any of the acts, actions or things described in this Guaranty Agreement including, without limiting the generality of the foregoing, those acts, actions and things described in this Section 8.

     (c) Each Guarantor further agrees with respect to this Guaranty Agreement that it shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security for the Borrower's Liabilities. This waiver is expressly intended to prevent the existence of any claim in respect to such reimbursement by the Guarantor against the estate of Borrower within the meaning of Section 101 of the Bankruptcy Code, and to prevent the Guarantor from constituting a creditor of Borrower in respect of such reimbursement within the meaning of Section 547(b) of the Bankruptcy Code in the event of a subsequent case involving the Borrower.

     9. Effectiveness; Enforceability. This Guaranty Agreement shall be effective as of the date of the initial Advance under the Credit Agreement and shall continue in full force and effect until terminated in accordance with Section 16 hereof. The Agent shall give each Guarantor written notice of such termination at each Guarantor's address set forth in the Credit Agreement. This Guaranty Agreement shall be binding upon and inure to the benefit of each Guarantor, the Agent and the Lenders and their respective successors and assigns. Notwithstanding the foregoing, no Guarantor may, without the prior written consent of the Agent, assign any rights, powers, duties or obligations hereunder except as permitted under Section 9.7 of the Credit Agreement. Any claim or claims that the Agent and the Lenders may at any time hereafter have against any Guarantor under this Guaranty Agreement may be asserted by the Agent or any Lender by written notice directed to any one or more or all of the Guarantors at the address specified in the Credit Agreement.

     10.    Representations  and  Warranties.    Each   Guarantor
represents and warrants to the Agent for the benefit of the Secured Parties that it is duly authorized to execute, deliver and perform this Guaranty Agreement, that this Guaranty Agreement is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that such Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of its certificate of incorporation or other documents of corporate governance or any agreement to which such Guarantor is a party, or any applicable laws, in each case, which violation or breach could reasonably be expected to have a Material Adverse Effect with respect to such Guarantor.

     11.   Expenses.   Each Guarantor agrees to  be  jointly  and
severally liable for the payment of all reasonable fees and expenses, including attorney's fees, incurred by the Agent in connection with the enforcement of this Guaranty Agreement.

     12. Reinstatement. Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Agent under the Credit Agreement or this Guaranty Agreement is rescinded or must be restored for any reason.

     13. Counterparts. This Guaranty Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute one and the same instrument.

     14. Reliance. Each Guarantor represents and warrants to the Agent, for the benefit of the Agent and the Lenders, that:
(a) such Guarantor has adequate means to obtain from Borrower, on a continuing basis, information concerning Borrower and
Borrower's  financial  condition and affairs  and  has  full  and complete access to Borrower's books and records; (b) such Guarantor is not relying on the Agent or any Lender, its or their employees, agents or other representatives, to provide such information, now or in the future; (c) such Guarantor is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty; (d) such Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of Borrower and Borrower's financial condition and affairs in deciding to provide this Guaranty and is fully aware of the same; and (e) such Guarantor has not depended or relied on the Agent or any Lender, its or their employees, agents or representatives, for any information whatsoever concerning Borrower or Borrower's financial condition and affairs or other matters material to such Guarantor's decision to provide this Guaranty or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that neither the Agent nor any Lender has any duty or responsibility whatsoever, now or in the future, to provide to any Guarantor any information concerning Borrower or Borrower's financial condition and affairs, other than as expressly provided herein, and that, if such Guarantor receives any such information from the Agent or any Lender, its or their employees, agents or other representatives, such Guarantor will independently verify the information and will not rely on the Agent or any Lender, its or their employees, agents or other representatives, with respect to such information.

     15. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address or telefacsimile number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received), in the case of notice by telegram or telefacsimile, respectively (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

          (a)  if to any Guarantor:

               Headway Corporate Resources, Inc.
               850 Third Avenue
               New York, New York 10022
               Attention:  Ms. Philicia G. Levinson, Senior  Vice
               President    and   Director   of         Corporate
               Development
               Telephone:     (212) 508-3487
               Telefacsimile: (212) 508-3507

               with a copy to:

               Christy & Viener
               Rockefeller Center
               620 Fifth Avenue
               New York, New York 10020-2457
               Attention: Richard B. Salomon, Esq.
               Telephone: (212) 632-5500
               Telefacsimile: (212) 632-5555

          (b)  if to the Agent:

               NationsBank, National Association
               767 Fifth Avenue
               New York, New York 10153-0083
               Attention:     Susan Timmerman, Corporate Finance
               Telephone:     (212) 407-5387
               Telefacsimile: (212) 407-751-6909

               with a copy to:

               NationsBank, National Association
               Independence Center, 15th Floor
               NC1-001-15-04
               Charlotte, North Carolina  28255
               Attention: Dana Johnson, Agency Services
               Telephone:     (704) 388-3917
               Telefacsimile: (704) 386-9923

     16.    Termination.    This  Guaranty  Agreement   and   all
obligations of the Guarantors hereunder shall terminate without delivery of any instrument or performance of any act by any party on the Collateral Termination Date.

     18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the respective parties hereto; provided, however, no Guarantor shall make any assignment hereof without the prior written consent of the Agent.

     19.  Governing Law; Waivers of Trial by Jury, Etc.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH STATE.

            (b) EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE
     TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK,
     STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED IN SECTION 15 HEREOF OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

          (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE ANY SECURED PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY GUARANTOR OR ANY OF SUCH PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH GUARANTOR AND THE AGENT ON BEHALF OF THE SECURED PARTIES HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT ANY SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first written above.


                              GUARANTORS:

                              WHITNEY PARTNERS, L.L.C.
                              HEADWAY CORPORATE STAFFINGSERVICES,INC.
                              CERTIFIED TECHNICAL STAFFING, INC.
                              CORPORATE STAFFING ALTERNATIVES, INC.
                              HEADWAY CORPORATE STAFFING SERVICES
                                 OF NEW YORK, INC.
                              HEADWAY PERSONNEL, INC.
                              HEADWAY CORPORATE STAFFING
                                 SERVICES OF NORTH CAROLINA, INC.
                              HEADWAY CORPORATE STAFFING
                                 SERVICES OF CONNECTICUT, INC.
                              ASA PERSONNEL SERVICES, L.L.C.
                              E.D.R. ASSOCIATES, INC.
                              HCSS WEST, INC.
                              HCSS HOLDINGS, INC.
                              HCSS EAST, INC.
                              CHENEY ASSOCIATES, L.L.C.

                                   By: (Signature)

                              AGENT:

                              NATIONSBANK, NATIONAL ASSOCIATION,
                                as Agent for the Lenders

                              By: (Signature)